UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
JANUARY 16, 2007
Date of Report (Date of earliest event reported)
EAGLE TEST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51828 (Commission File No.)	36-2917389 (IRS Employer Identification No.)
2200 Millbrook Drive
Buffalo Grove, Illinois 60089
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (847) 367-8282
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     See Item 5.02, which is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 16, 2007, Eagle Test Systems, Inc. (the “Company”) entered into an agreement with each of (i) Leonard Foxman, its Chief Executive Officer, President and Director, (ii) Theodore Foxman, its Chief Operating Officer, Executive Vice President and Director, (iii) Steve Hawrysz, its Chief Financial Officer and (iv) Jack Weimer, its Chief Technical Officer and Vice President of Technical Solutions, in which the Company agreed to amend the executive’s current employment agreements. The amendments (i) set the current base salary for Messrs. L. Foxman, T. Foxman, Hawrysz and Weimer at $400,000, $400,000, $205,000 and $200,000, respectively, (ii) state that the executives shall be eligible to participate in an annual incentive plan established by the Board of Directors based upon the Company and executive achieving the performance targets set forth in the plan and other such terms as may be established in the sole discretion of the Board of Directors, and (iii) state that the executives shall be eligible to receive in certain circumstances continuation of salary at a rate equal to 100% of the executive’s base salary as in effect on the date of termination for a period of two (2) years from the date of termination in the case of Mr. L. Foxman, and eighteen (18) months in the case of Mr. T. Foxman. Copies of each of the agreements are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, and are incorporated herein by reference.
     On January 17, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved the Eagle Test Systems, Inc. 2007 Management Bonus Plan (the “Bonus Plan”) and established bonus awards that may be earned for fiscal 2007 under the Bonus Plan by the Chief Executive Officer and President, the Chief Operating Officer and Executive Vice President, the Chief Financial Officer, and Chief Technical Officer and Vice President of Technical Solutions, and other officers approved for participation in the Bonus Plan by the Compensation Committee (each a “Participant”). The Bonus Plan establishes an aggregate bonus pool allocable to Participants based upon the achievement of certain levels of fiscal 2007 operating income. The bonus award for each individual Participant in the Bonus Plan shall be tied to the financial performance of the Company (50% of bonus weighting) and individual performance goals of the Participant (50% of bonus weighting) upon the evaluation and recommendation of the Chief Executive Officer and approval of the Compensation Committee. The Compensation Committee and/or the Board of Directors retain the right to amend, alter or terminate the Bonus Plan at any time. A copy of the Bonus Plan is attached hereto as Exhibit 10.5, and is incorporated herein by reference.
     The Compensation Committee also authorized new annual salaries effective October 1, 2006, for each of Messrs. L. Foxman, T. Foxman, Hawrysz and Weimer at $400,000, $400,000, $205,000 and $200,000, respectively; and authorized the bonus payments for the year ended September 30, 2006, for each of Messrs. L. Foxman, T. Foxman, Hawrysz and Weimer at $625,710, $500,570, $180,000 and $166,860, respectively.
Item 9.01. Exhibits
(d) Exhibits
10.1	Amendment No. 1 to Employment Agreement between Eagle Test Systems, Inc. and Leonard Foxman dated January 16, 2007

10.2	Amendment No. 1 to Employment Agreement between Eagle Test Systems, Inc. and Theodore Foxman dated January 16, 2007

10.3	Amendment No. 1 to Employment Agreement between Eagle Test Systems, Inc. and Steve Hawrysz dated January 16, 2007

10.4	Amendment No. 1 to Employment Agreement between Eagle Test Systems, Inc. and Jack Weimer dated January 16, 2007

10.5	Eagle Test Systems, Inc. 2007 Management Bonus Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE TEST SYSTEMS, INC.
January 18, 2007	By:	/s/ Stephen J. Hawrysz
Stephen J. Hawrysz
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1	Amendment No. 1 to Employment Agreement between Eagle Test Systems, Inc. and Leonard Foxman dated January 16, 2007

10.2	Amendment No. 1 to Employment Agreement between Eagle Test Systems, Inc. and Theodore Foxman dated January 16, 2007

10.3	Amendment No. 1 to Employment Agreement between Eagle Test Systems, Inc. and Steve Hawrysz dated January 16, 2007

10.4	Amendment No. 1 to Employment Agreement between Eagle Test Systems, Inc. and Jack Weimer dated January 16, 2007

10.5	Eagle Test Systems, Inc. 2007 Management Bonus Plan

4